SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

     Please see Item 5.02(c) below for a description of the material terms of an offer letter entered into between Transmeta Corporation (“Transmeta”) and Mark R. Kent.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Transmeta appointed Mark R. Kent as its chief financial officer, effective September 7, 2004.

     Before joining Transmeta, Mr. Kent, 45, was affiliated with Oak Investment Partners, a venture capital firm, from February 2001 to January 2004 as CFO or CFO-in-residence for several Oak portfolio companies, including Talisma Corporation, a customer integration management software company; Knowledge Networks, an information research company; and Securant Technologies, a security software company. From April 1999 to January 2001, Mr. Kent served as CFO of CrossWorlds Software, a business integration software company. From December 1994 to March 1999, Mr. Kent worked at LSI Logic, a supplier of custom high-performance semiconductors, most recently as Treasurer. None of these entities is a subsidiary, parent or affiliate of Transmeta. Mr. Kent holds a B.S. degree in Finance from Colorado State University.

     In connection with hiring Mr. Kent as an at-will employee and appointing him as chief financial officer, Transmeta conveyed to Mr. Kent, and Mr. Kent signed his acceptance of, an offer letter, which provides for base salary compensation of $250,000 per annum, a target bonus of 40 percent of his base salary, with a guaranteed payment of at least half of his target quarterly bonus for the remainder of the third quarter of 2004 and for the fourth quarter of 2004, eligibility to participate in Transmeta’s executive retention and severance plan as a Category I Person, as well as standard employee benefits. Mr. Kent was also granted an option to purchase up to 1,000,000 shares of Transmeta’s common stock at fair market value measured by the market closing price on his starting date, vesting over 4 years.

Item 9.01: Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Exhibit Title or Description
99.01	Offer letter from Transmeta to Mark R. Kent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: September 9, 2004	By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description
99.01	Offer letter from Transmeta to Mark R. Kent.